Exhibit 99.(i)(21)

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

April 28, 2015

Morgan Stanley Institutional Fund Trust
522 Fifth Avenue
New York, New York 10036

Re:                             Opinion of Counsel regarding Post-Effective Amendment No. 131 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File Nos. 2-89729, 811-03980)

Ladies and Gentlemen:

We have acted as counsel for Morgan Stanley Institutional Fund Trust, a Pennsylvania business trust (the “Fund”), in connection with the preparation and filing of a Registration Statement (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), relating to the proposed issuance by the Fund of Class C shares of beneficial interest of the Core Fixed Income, Core Plus Fixed Income, Corporate Bond, Global Strategist, High Yield, Limited Duration, Mid Cap Growth and Strategic Income Portfolios, without par value (the “Shares”).  This opinion letter is being furnished to the Fund in accordance with the requirements of Item 28 of Form N-1A under the Investment Company Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)            the Registration Statement;

(ii)           the Amended and Restated Declaration of Trust of the Fund;

(iii)                              the Amended and Restated Bylaws of the Fund;   and

US  Austin  Boston  Charlotte  Hartford  Los Angeles  New York  Orange County  Philadelphia  Princeton  San Francisco  Silicon Valley

Washington DC  EUROPE  Brussels  Dublin  Frankfurt  London  Luxembourg  Moscow  Munich  Paris  ASIA  Beijing  Hong Kong

(iv)                             resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares (collectively, the “Trustees’ Resolutions”).

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the issuance of the Shares has been duly authorized by all necessary action of the board of trustees on the part of the Fund, and when such Shares are issued and delivered by the Fund as contemplated by the Registration Statement and the Trustees’ Resolutions against payment of the consideration therein described, such Shares will be validly issued and purchasers of the Shares will not have any obligation to make payments to the Fund or its creditors (other than the purchase price for the Shares) or make contributions to the Fund or its creditors solely by reason of the purchaser’s ownership of the Shares.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in proxy statement and prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP